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                                                                 EXHIBIT 12

               COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                             For Year Ended December 31, 1996

                               (Dollar Amounts in Thousands)



                                                  West Penn Power Company

Earnings:
         Net Income                                               $ 88,485
         Fixed charges (see below)                                  72,314
         Income taxes                                               47,775

         Total earnings                                           $208,574


Fixed Charges:
         Interest on long-term debt                               $ 64,988
         Other interest                                              6,084
         Estimated interest
           component of rentals                                      1,242

         Total fixed charges                                      $ 72,314


Ratio of Earnings to
  Fixed Charges                                                       2.88